Exhibit 1.01

Maxim Integrated Products, Inc.
Conflict Mineral Report
For the Calendar Year Ended December 31, 2014
Company Overview:
Maxim Integrated Products, Inc. ("Maxim Integrated" or the "Company" and also referred to as "we," "our" or "us") designs, develops, manufactures and markets a broad range of linear and mixed-signal integrated circuits, commonly referred to as analog circuits, for a large number of customers in diverse geographical locations.
We operate in one reportable segment - the design, development, marketing and manufacturing of a broad range of linear and mixed signal integrated circuits. Our linear and mixed signal products serve five major end-markets: Automotive, Communications and Data Center, Computing, Consumers, and Industrial. We utilize our own wafer fabrication facilities as well as third party foundries for the production of our wafers for our broad range of products.
Our Conflict Minerals Policy:
Maxim Integrated is committed to complying with the letter and the spirit of the conflict minerals disclosure requirements adopted by the Securities and Exchange Commission (“SEC”) under Section 13(p) of the Securities and Exchange Act, as amended (“Exchange Act”), in the form of Rule 13p-1 and Form SD (together, the “Conflict Minerals Rule” or “Rule”). Maxim Integrated has considered the Rule’s requirements, guidance from the Organisation for Economic Cooperation and Development (the “OECD”) that has been recognized as authoritative by the SEC (the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Second Edition, and related Supplements for tin, tantalum, tungsten and gold (“OECD Due Diligence Guidance”)), and related measures being taken by the EICC/GeSI Extractives Work Group and other organizations, and is implementing and enhancing its formal Conflict Minerals compliance program accordingly. Our Conflict Minerals Policy Statement is available on our website at:
http://www.maximintegrated.com/en/aboutus/corporate-responsibility/partnerships-with-suppliers.html.1
To support this policy, Maxim Integrated:

Conducts a reasonable country of origin inquiry of its suppliers and, if required by the Conflict Minerals Rule (as it was for calendar year 2014), implements a program of due diligence on the source and chain of custody of conflict minerals (tin, tantalum, tungsten and gold, or “3TG”) that we consider necessary to the functionality or production of our products (“necessary conflict minerals”).

Expects our suppliers to have policies and procedures in place which are in compliance with the Maxim Integrated Conflict Minerals Policy Statement, and will enable transparency of the supply chain to facilitate our compliance with the Conflict Minerals Rule.

Provides, and expects our suppliers to cooperate in providing, reasonable country of origin and due diligence information with regard to use of “necessary conflict minerals” in our supply chain.

1 The content of this website, and any other website referred to in this Conflict Minerals Report and/or the accompanying Form SD, is not incorporated by reference into either of these documents, or any other document Maxim Integrated has filed or will file with the SEC.

Efforts to determine the mine or location of origin of the conflict minerals in our products
Tracing the 3TG we use in our products back to the mine and source country of origin of each such mineral is a complex endeavor, but an important aspect of responsible sourcing. To help establish our supply chain sourcing programs, we have followed currently established industry guidelines such as the Conflict Free Sourcing Initiative of the EICC and the GeSI (“CFSI”), which are taking action to address responsible sourcing through the development of the Conflict-Free Smelter ("CFS") program which enables companies to source minerals from conflict-free sources.
Facilities used to process the conflict minerals in our products; brief description of our products
Through our reasonable country of origin inquiry (“RCOI”) survey process, we adopted the CFSI’s industry approach and traced back the origin of 3TG by identifying smelters, refineries or recyclers and scrap supplier sources. We also utilized the CFSI and its CFS program to trace the mine of origin of the 3TG when the information was available. The CFS program audits smelters and refineries to ensure that all certified smelters and refineries only use the ore that are conflict free from the DRC and covered countries.
Maxim Integrated procures IC and discrete components and raw materials that may contain conflict minerals from the following major types of suppliers:

•	Raw material supplier

•	Wafer Foundry

•	IC Assembly subcontractor

•	Contract Manufacturers

•	Component Manufacturer
As discussed above, we manufacture a broad range of linear and mixed signal integrated circuits for a variety of uses (e.g., communications and computers), and have our own wafer fabrication facilities. We also use third-party wafer foundries.
The table below lists the facilities which, to the extent known, were identified by our supply chain as sourcing smelters or refineries for one or more of the necessary conflict minerals in our products (we use gold, tin, tantalum and tungsten).

Standard Smelter Names	Smelter Location	Smelter ID	Status
Aida Chemical Industries Co. Ltd.	JAPAN	CID000019	CFSP compliant
Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	CID000035	CFSP compliant
Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041	Under review
AngloGold Ashanti Córrego do Sítio Minerção	BRAZIL	CID000058	CFSP compliant
Argor-Heraeus SA	SWITZERLAND	CID000077	CFSP compliant
Asahi Pretec Corporation	JAPAN	CID000082	CFSP compliant
Asaka Riken Co Ltd	JAPAN	CID000090	In progress
Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	CID000103	CFSP compliant
Aurubis AG	GERMANY	CID000113	CFSP compliant
Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128	LBMA REGISTERED.
Bauer Walser AG	GERMANY	CID000141	Under review

Boliden AB	SWEDEN	CID000157	CFSP compliant
C. Hafner GmbH + Co. KG	GERMANY	CID000176	CFSP compliant
Caridad	MEXICO	CID000180	Working to Remove from Supply Chain
CCR Refinery - Glencore Canada Corporation	CANADA	CID000185	CFSP compliant
Cendres + Métaux SA	SWITZERLAND	CID000189	In progress
Chimet S.p.A.	ITALY	CID000233	CFSP compliant
Chugai Mining	JAPAN	CID000264	Under review
Daejin Indus Co. Ltd	KOREA, REPUBLIC OF	CID000328	Under review
DO SUNG CORPORATION	KOREA, REPUBLIC OF	CID000359	Under review
Doduco	GERMANY	CID000362	Under review
Dowa	JAPAN	CID000401	CFSP compliant
Eco-System Recycling Co., Ltd.	JAPAN	CID000425	CFSP compliant
FSE Novosibirsk Refinery	RUSSIAN FEDERATION	CID000493	Under review
Guangdong Jinding Gold Limited	CHINA	CID002312	Under review
Heimerle + Meule GmbH	GERMANY	CID000694	CFSP compliant
Heraeus Ltd. Hong Kong	HONG KONG	CID000707	CFSP compliant
Heraeus Precious Metals GmbH & Co. KG	GERMANY	CID000711	CFSP compliant
Hwasung CJ Co. Ltd	KOREA, REPUBLIC OF	CID000778	Under review
Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA	CID000801	Under review
Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807	CFSP compliant
Istanbul Gold Refinery	TURKEY	CID000814	CFSP compliant
Japan Mint	JAPAN	CID000823	CFSP compliant
Jiangxi Copper Company Limited	CHINA	CID000855	LBMA REGISTERED.
Johnson Matthey Inc	UNITED STATES	CID000920	CFSP compliant
Johnson Matthey Ltd	CANADA	CID000924	CFSP compliant
JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	CID000927	CFSP compliant
JSC Uralelectromed	RUSSIAN FEDERATION	CID000929	CFSP compliant
JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937	CFSP compliant
Kazzinc Ltd	KAZAKHSTAN	CID000957	CFSP compliant
Kennecott Utah Copper LLC	UNITED STATES	CID000969	CFSP compliant
Kojima Chemicals Co., Ltd	JAPAN	CID000981	CFSP compliant
Korea Metal Co. Ltd	KOREA, REPUBLIC OF	CID000988	Under review
Kyrgyzaltyn JSC	KYRGYZSTAN	CID001029	LBMA REGISTERED.
L' azurde Company For Jewelry	SAUDI ARABIA	CID001032	CFSP compliant
LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	CID001078	CFSP compliant
Materion	UNITED STATES	CID001113	CFSP compliant
Matsuda Sangyo Co., Ltd.	JAPAN	CID001119	CFSP compliant
Metalor Technologies (Hong Kong) Ltd	HONG KONG	CID001149	CFSP compliant
Metalor Technologies (Singapore) Pte. Ltd.	SINGAPORE	CID001152	CFSP compliant
Metalor Technologies SA	SWITZERLAND	CID001153	CFSP compliant

Metalor USA Refining Corporation	UNITED STATES	CID001157	CFSP compliant
Met-Mex Peñoles, S.A.	MEXICO	CID001161	CFSP compliant
Mitsubishi Materials Corporation	JAPAN	CID001188	CFSP compliant
Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193	CFSP compliant
Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CID001204	LBMA REGISTERED.
Nadir Metal Rafineri San. Ve Tic. A.ª.	TURKEY	CID001220	CFSP compliant
Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID001236	LBMA REGISTERED.
Nihon Material Co. LTD	JAPAN	CID001259	CFSP compliant
Ohio Precious Metals, LLC	UNITED STATES	CID001322	CFSP compliant
Ohura Precious Metal Industry Co., Ltd	JAPAN	CID001325	CFSP compliant
OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	RUSSIAN FEDERATION	CID001326	CFSP compliant
OJSC Kolyma Refinery	RUSSIAN FEDERATION	CID001328	LBMA REGISTERED.
PAMP SA	SWITZERLAND	CID001352	CFSP compliant
Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	CID001386	LBMA REGISTERED.
PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397	CFSP compliant
PX Précinox SA	SWITZERLAND	CID001498	CFSP compliant
Rand Refinery (Pty) Ltd	SOUTH AFRICA	CID001512	CFSP compliant
Republic Metals Corporation	UNITED STATES	CID002510	CFSP compliant
Royal Canadian Mint	CANADA	CID001534	CFSP compliant
SAMWON METALS Corp.	KOREA, REPUBLIC OF	CID001562	Under review
Schone Edelmetaal	NETHERLANDS	CID001573	CFSP compliant
SEMPSA Joyería Platería SA	SPAIN	CID001585	CFSP compliant
Shandong Zhaojin Gold & Silver Refinery Co. Ltd	CHINA	CID001622	CFSP compliant
So Accurate Group, Inc.	UNITED STATES	CID001754	Under review
SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CID001756	In progress
Solar Applied Materials Technology Corp.	TAIWAN	CID001761	CFSP compliant
Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798	CFSP compliant
Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875	CFSP compliant
The Great Wall Gold and Silver Refinery of China	CHINA	CID001909	LBMA REGISTERED.
The Refinery of Shandong Gold Mining Co. Ltd	CHINA	CID001916	CFSP compliant
Tokuriki Honten Co., Ltd	JAPAN	CID001938	CFSP compliant
Torecom	KOREA, REPUBLIC OF	CID001955	In progress
Umicore Brasil Ltda	BRAZIL	CID001977	CFSP compliant
Umicore Precious Metals Thailand	THAILAND	CID002314	CFSP compliant
Umicore SA Business Unit Precious Metals Refining	BELGIUM	CID001980	CFSP compliant
United Precious Metal Refining, Inc.	UNITED STATES	CID001993	CFSP compliant
Valcambi SA	SWITZERLAND	CID002003	CFSP compliant
Western Australian Mint trading as The Perth Mint	AUSTRALIA	CID002030	CFSP compliant
Yamamoto Precious Metal Co., Ltd.	JAPAN	CID002100	CFSP compliant

Yokohama Metal Co Ltd	JAPAN	CID002129	In progress
Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224	CFSP compliant
Zijin Mining Group Co. Ltd	CHINA	CID002243	CFSP compliant
Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID000211	CFSP compliant
Conghua Tantalum and Niobium Smeltry	CHINA	CID000291	CFSP compliant
Duoluoshan	CHINA	CID000410	CFSP compliant
Exotech Inc.	UNITED STATES	CID000456	CFSP compliant
F&X Electro-Materials Ltd.	CHINA	CID000460	CFSP compliant
Global Advanced Metals Aizu	JAPAN	CID002558	CFSP compliant
Global Advanced Metals Boyertown	UNITED STATES	CID002557	CFSP compliant
Guangdong Zhiyuan New Material Co., Ltd.	CHINA	CID000616	CFSP compliant
H.C. Starck Co., Ltd.	THAILAND	CID002544	CFSP compliant
H.C. Starck GmbH Goslar	GERMANY	CID002545	CFSP compliant
H.C. Starck GmbH Laufenburg	GERMANY	CID002546	CFSP compliant
H.C. Starck Hermsdorf GmbH	GERMANY	CID002547	CFSP compliant
H.C. Starck Inc.	UNITED STATES	CID002548	CFSP compliant
H.C. Starck Ltd.	JAPAN	CID002549	CFSP compliant
H.C. Starck Smelting GmbH & Co.KG	GERMANY	CID002550	CFSP compliant
Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492	CFSP compliant
Hi-Temp	UNITED STATES	CID000731	CFSP compliant
JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914	CFSP compliant
Jiujiang Tanbre Co., Ltd.	CHINA	CID000917	CFSP compliant
Kemet Blue Powder	UNITED STATES	CID002568	CFSP compliant
King-Tan Tantalum Industry Ltd	CHINA	CID000973	CFSP compliant
LSM Brasil S.A.	BRAZIL	CID001076	CFSP compliant
Mitsui Mining & Smelting	JAPAN	CID001192	CFSP compliant
Molycorp Silmet A.S.	ESTONIA	CID001200	CFSP compliant
Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277	CFSP compliant
Plansee SE Liezen	AUSTRIA	CID002540	CFSP compliant
Plansee SE Reutte	AUSTRIA	CID002556	CFSP compliant
QuantumClean	UNITED STATES	CID001508	CFSP compliant
RFH Tantalum Smeltry Co., Ltd	CHINA	CID001522	CFSP compliant
Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CID001769	CFSP compliant
Taki Chemicals	JAPAN	CID001869	CFSP compliant
Telex	UNITED STATES	CID001891	CFSP compliant
Ulba	KAZAKHSTAN	CID001969	CFSP compliant
Zhuzhou Cement Carbide	CHINA	CID002232	CFSP compliant
Alpha	UNITED STATES	CID000292	CFSP compliant
China Rare Metal Materials Company	CHINA	CID000244	CFSP compliant
China Tin Group Co., Ltd.	CHINA	CID001070	In progress
CNMC (Guangxi) PGMA Co. Ltd.	CHINA	CID000278	Under review
Cooper Santa	BRAZIL	CID000295	In progress
CV JusTindo	INDONESIA	CID000307	In progress
CV Nurjanah	INDONESIA	CID000309	In progress

CV Serumpun Sebalai	INDONESIA	CID000313	Under review
CV United Smelting	INDONESIA	CID000315	CFSP compliant
EM Vinto	BOLIVIA	CID000438	CFSP compliant
Fenix Metals	POLAND	CID000468	In progress
Gejiu Kai Meng Industry and Trade LLC	CHINA	CID000942	Under review
Gejiu Non-Ferrous Metal Processing Co. Ltd.	CHINA	CID000538	CFSP compliant
Gejiu Zi-Li	CHINA	CID000555	Under review
Huichang Jinshunda Tin Co. Ltd	CHINA	CID000760	Under review
Linwu Xianggui Smelter Co	CHINA	CID001063	Under review
Magnu's Minerais Metais e Ligas LTDA	BRAZIL	CID002468	CFSP compliant
Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105	CFSP compliant
Melt Metais e Ligas S/A	BRAZIL	CID002500	CFSP compliant
Metallo Chimique	BELGIUM	CID002773	CFSP compliant
Mineração Taboca S.A.	BRAZIL	CID001173	CFSP compliant
Minsur	PERU	CID001182	CFSP compliant
Mitsubishi Materials Corporation	JAPAN	CID001191	CFSP compliant
O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517	In progress
OMSA	BOLIVIA	CID001337	CFSP compliant
PT Artha Cipta Langgeng	INDONESIA	CID001399	CFSP compliant
PT Babel Inti Perkasa	INDONESIA	CID001402	CFSP compliant
PT Bangka Tin Industry	INDONESIA	CID001419	CFSP compliant
PT Belitung Industri Sejahtera	INDONESIA	CID001421	CFSP compliant
PT BilliTin Makmur Lestari	INDONESIA	CID001424	In progress
PT Bukit Timah	INDONESIA	CID001428	CFSP compliant
PT DS Jaya Abadi	INDONESIA	CID001434	CFSP compliant
PT Eunindo Usaha Mandiri	INDONESIA	CID001438	CFSP compliant
PT Karimun Mining	INDONESIA	CID001448	In progress
PT Mitra Stania Prima	INDONESIA	CID001453	CFSP compliant
PT Panca Mega Persada	INDONESIA	CID001457	CFSP compliant
PT Prima Timah Utama	INDONESIA	CID001458	CFSP compliant
PT REFINED BANGKA TIN	INDONESIA	CID001460	CFSP compliant
PT Sariwiguna Binasentosa	INDONESIA	CID001463	CFSP compliant
PT Seirama Tin investment	INDONESIA	CID001466	Under review
PT Stanindo Inti Perkasa	INDONESIA	CID001468	CFSP compliant
PT Sumber Jaya Indah	INDONESIA	CID001471	Under review
PT Tambang Timah	INDONESIA	CID001477	CFSP compliant
PT Timah (Persero), Tbk	INDONESIA	CID001482	CFSP compliant
PT Tinindo Inter Nusa	INDONESIA	CID001490	CFSP compliant
Rui Da Hung	TAIWAN	CID001539	In progress
Soft Metais, Ltda.	BRAZIL	CID001758	In progress
Thaisarco	THAILAND	CID001898	CFSP compliant
White Solder Metalurgia e Mineração Ltda.	BRAZIL	CID002036	CFSP compliant
Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.	CHINA	CID002158	In progress
Yunnan Tin Company, Ltd.	CHINA	CID002180	CFSP compliant
A.L.M.T. Corp.	JAPAN	CID000004	In progress
Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	CID002513	CFSP compliant
Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258	In progress
Dayu Weiliang Tungsten Co., Ltd.	CHINA	CID000345	In progress
Fujian Jinxin Tungsten Co., Ltd.	CHINA	CID000499	CFSP compliant
Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CID000875	CFSP compliant

Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA	CID000868	In progress
Ganzhou Seadragon W & Mo Co., Ltd.	CID002494	CID002494	CFSP compliant
Global Tungsten & Powders Corp.	UNITED STATES	CID000568	CFSP compliant
Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218	In progress
H.C. Starck GmbH	GERMANY	CID002541	In progress
H.C. Starck Smelting GmbH & Co.KG	GERMANY	CID002542	In progress
Hunan Chenzhou Mining Group Co., Ltd.	CHINA	CID000766	In progress
Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	CID000769	CFSP compliant
Japan New Metals Co., Ltd.	JAPAN	CID000825	CFSP compliant
Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321	CFSP compliant
Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	CID002313	Under review
Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317	In progress
Kennametal Fallon	UNITED STATES	CID000966	In progress
Kennametal Huntsville	UNITED STATES	CID000105	In progress
Tejing (Vietnam) Tungsten Co., Ltd.	VIETNAM	CID001889	In progress
Wolfram Bergbau und Hütten AG	AUSTRIA	CID002044	CFSP compliant
Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320	CFSP compliant
Xiamen Tungsten Co., Ltd.	CHINA	CID002082	CFSP compliant
Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	CID002095	In progress
Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIETNAM	CID002543	In progress
Vietnam Youngsun Tungsten Industry Co., Ltd.	VIETNAM	CID002011	CFSP compliant
Countries of origin for mines of the conflict mineral these facilities process are believed to include:
Australia, Austria, Bolivia, Brazil, Belgium , Canada, Chile, China, Columbia, DRC, Ethiopia, Guyana, Germany, Korea, India, Indonesia, Malaysia, Mexico, Mozambique, Namibia, Nigeria, Peru, Philippines, Portugal, Russia, Rwanda, Spain, Thailand, Sierra Leone, South Africa, Suriname, USA, Vietnam, Zimbabwe.
Exercise due diligence on the source and chain of custody of its conflict minerals following recognized framework:
Due Diligence Framework
We have exercised due diligence on the source and chain of custody of our conflict minerals to identify minerals originating from the Covered Countries (DRC or an adjoining country) that are not from scrap or recycled materials. Maxim Integrated’s due diligence process has been designed and implemented based on the framework set forth in the OECD Due Diligence Guidance.
Our conflict minerals due diligence process in calendar year 2014 included each of the five OECD-recommended steps:

1.	Establishment of Strong Company Management Systems

2.	Identify and assess risks in the supply chain

3.	Design and implement a strategy to respond to identified risks

4.	Encourage the independent third-party audit of smelter/refiner’s due diligence practices

5.	Report annually on supply chain due diligence

Inherent Limitations on Due Diligence Measures
 As a downstream purchaser of conflict minerals, our due diligence measures can provide only reasonable, not absolute, assurance regarding the source and chain of custody of the necessary conflict minerals. Our due diligence processes are based on the necessity of seeking data from our direct suppliers and those suppliers seeking similar information within their supply chains to identify the original sources of the necessary conflict minerals. We also rely, to a large extent, on information collected and provided by independent third party audit programs
Brief description of due diligence measures taken
1.0     Strong Company Management Systems:
We have established a management system for complying with the applicable rules. Our management system includes the development of a Conflict Minerals Oversight Committee led by our Senior Vice President and General Counsel, Vice President of Quality and Vice President of Legal and Corporate Secretary. Maxim Integrated has also developed a team of subject matter experts from relevant functions with specific responsibilities. The Quality Director is responsible for directing the project operations and reporting to upper management. The Quality Director is also responsible for implementation of the supply chain due diligence process. Data Collection and reporting is handled by the Banned and Restricted Substances group within the Quality organization. The Banned and Restricted Substances Manager is responsible for day-to-day data collection, customer responses, data/information validation, and archival documentation.
The team of subject matter experts is responsible for implementing our conflict mineral compliance policy and strategy. The Oversight Committee has been briefed about the results of our due diligence efforts on a periodic basis and the Vice President of Quality is updated on a monthly basis.
2.0     Identification and Assessment of Risks in the Supply Chain:
We have made our reasonable efforts to identify suppliers that supply products that may potentially contain necessary conflict minerals by conducting a supply chain survey using the EICC and GeSI Conflict Minerals Reporting Template, requesting direct suppliers to identify smelters and refiners and country of origin of the conflict minerals in products they supply to us; following up with direct suppliers that do not respond to the EICC-GeSi Conflict Minerals Report Template by requesting their responses; comparing smelters and refiners identified by the supply chain survey against the list of facilities that have received a “conflict free” designation from the CFS program, which designations provide country of origin information; and maintaining documentation of reasonable efforts we have made to this subject matter. We also review the responses to identify red flags in the responses for further follow-up and also identify key risks to our supply chain.
3.0     Strategic Response to Identified Risks:
We have and will continue to make reasonable efforts to encourage suppliers who are sourcing from non-Conflict Free Smelters to move towards using Conflict Free smelters and refiners (as identified via the CFS program and other industry-developed third-party audit mechanisms). If a supplier fails to remedy the risks identified by our risk assessment, we intend to escalate it to Conflict Minerals Oversight Committee to determine whether to approve or reject the supplier based on the following factors: cost and benefit analysis; potential risk factors; any existing competitive bids; and whether the supplier is a single source supplier. If the Conflict Minerals Oversight Committee decides to continue such a business relationship due to inherent limitations of the supply chain, we will use reasonable efforts to follow up with said supplier for its correction plan, and encourage our suppliers to work with CFS compliant smelters and refiners. We provide and plan to continue provide periodic compliance updates or reports to our Conflict Minerals Oversight Committee summarizing our risk mitigation efforts.
4.0     Independent 3rd Party Audit Of Smelter/Refiner’s Due Diligence Practices:
We do not have a direct relationship with 3TG smelters and refiners, nor do we and hence are not able to perform direct audits of these entities that provide the 3TG metals to our supply chain.  However, we do rely upon industry efforts, including EICC and Conflict-Free Sourcing Initiative ("CFSI"), to influence smelters and refiners to get audited and certified through CFSI’s CFS program. We rely upon the summary audit reports on compliance status for smelters generated by the CFS program to validate the responses received from suppliers to our RCOI process and address red flags identified in Step 2 above. We believe our efforts adequately address this requirement in the OECD Guidance.
5.0     Annual Report on Supply Chain Due Diligence:
In addition to this report, for further information about our Conflict Minerals policy statement, please see it at: http://www.maximintegrated.com/en/aboutus/corporate-responsibility/partnerships-with-suppliers.html.
Results of due diligence measures taken
Due to the level of complexity of our products and the respective supply chains, it will take additional time and resources for a number of our suppliers to verify the source mines and country of origin of all of the minerals used by their smelters. We are committed to continuing the use of our supply chain due diligence processes, leveraging the industry standard CFS program, and the ongoing update of our supplier RCOI information as we continue to develop additional transparency into our supply chain. However, as of the date of this filing, based on the performance of our due diligence procedures noted above for the calendar year ended December 31, 2014, we are not able to accurately trace and identify the source mine, country of origin and chain of custody of all the 3TG metals, which are necessary to the functionality or production of our products, or determine whether all such 3TG metals, are sourced from conflict free sources.
CONFLICT MINERALS REPORT
The Conflict Minerals Report for the calendar year ended December 31, 2014 is filed with the SEC as Exhibit 1.01 to Form SD, and is available at http://www.maximintegrated.com/en/aboutus/investor-relations/financial-filings.html.